UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2009

SALARY.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33312	04-3465241
(Commission file number)	(I.R.S. employer identification no.)

160 Gould Street, Needham, Massachusetts 02494

(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code: (781) 851-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 15, 2009, Salary.com, Inc. (the “Company”) entered into a Sixth Loan Modification Agreement with Silicon Valley Bank. The agreement modifies the Company’s existing credit facility with Silicon Valley Bank to, among other things:

•

Decrease the maximum amount that the Company can borrow under the revolving credit facility to $5 million, which maximum amount will be reduced if the Company’s unencumbered cash balance falls below $10 million;

•

Provide that the Company’s borrowings under the credit facility bear interest at the bank’s prime rate plus 0.5%, regardless of whether the Company’s unrestricted cash balance is above or below $20 million;

•

Delete the Company’s representations regarding accounts receivable, require that the Company provide reports regarding accounts receivable on a quarterly basis (rather than on a monthly basis), and remove the requirements that the Company provide reports regarding accounts payable and future billing by the Company;

•	Amend certain financial covenants to be based upon the Company’s assets as a ratio of the Company’s liabilities (net of deferred revenue); and

•

Increase the amount of stock the Company can repurchase under its stock repurchase plans by an additional $2.5 million in any 12-month period following the effective date of the Sixth Loan Modification Agreement.

Following the Sixth Loan Modification Agreement, up to $5 million is available under this credit facility and the facility is collateralized by substantially all of the Company’s assets and expires on October 8, 2010. Up to $5 million of the line of credit may be used to secure letters of credit and cash management services, and up to $5 million of the line of credit may be used in connection with foreign exchange forward contracts. The Sixth Loan Modification Agreement contains financial covenants that require the Company to maintain a ratio of assets to liabilities (net of deferred revenue) that is not less than 1.4 to 1.

As of October 15, 2009, the Company had outstanding borrowings under this credit facility of $1,025,000. Silicon Valley Bank and/or its affiliates have provided and may continue to provide commercial banking, investment management and other services to the Company, its affiliates and employees, for which they receive customary fees and commissions.

The foregoing description of the Sixth Loan Modification Agreement is qualified in its entirety by reference to the Sixth Loan Modification Agreement, a copy of will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending December 31, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALARY.COM, INC.

Date: October 16, 2009	By:	/S/ BRYCE CHICOYNE
Bryce Chicoyne
Senior Vice President and Chief Financial Officer